                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            CMS ENERGY CORPORATION
- --------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                            CMS ENERGY CORPORATION
- --------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                              [CMS ENERGY LOGO]

                             CMS ENERGY CORPORATION
               CALL AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 1996

To the Shareholders of CMS Energy Corporation:

    The annual meeting of shareholders of CMS ENERGY CORPORATION will be held on Friday, the 24th day of May 1996, at 10:30 A.M., Eastern Daylight Saving Time, at the Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan, 48124-4099 for the purpose of:

    (1) Electing a Board of Directors of 11 members;

    (2) Ratifying the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Corporation for the year ending December 31, 1996; and

    (3) Transacting such other business as may properly come before the meeting.

    The annual report to the shareholders for the year 1995, including financial statements, has been furnished to you.

    The Board of Directors has fixed March 26, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Common Shareholders will be entitled to vote on all matters that come before the meeting. All shareholders are cordially invited to attend the annual meeting. The Board of Directors requests that you sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                         By order of the Board of Directors,

                                         Thomas A. McNish, Secretary

CMS Energy Corporation
Fairlane Plaza South
Suite 1100
330 Town Center Drive
Dearborn, Michigan 48126
April 18, 1996

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

    The Board of Directors solicits your proxy for use at this year's annual meeting. The shares represented by your proxy will be voted if the proxy is signed and returned prior to the meeting. You may revoke your proxy at any time before it is exercised, provided that you so notify the Secretary of CMS Energy Corporation (the "Corporation") in writing before the proxy is exercised.

    As of December 31, 1995, the Corporation's outstanding Common Stock consisted of a total of 99,212,103 shares. This total consisted of 91,593,501 shares of the Corporation's Common Stock, $.01 par value, and 7,618,602 shares of the Corporation's Class G Common Stock, no par value. Each outstanding share is entitled to one vote on all matters which may come before the annual meeting. All shares represented by signed proxies will be voted at the annual meeting.

    The Corporation has received a copy of Schedule 13G filed with the Securities and Exchange Commission ("SEC") by Brinson Partners, Inc., 209 South LaSalle, Chicago, Illinois, 60604-1295, which indicates holdings of 5,667,800 shares representing 5.7% of the outstanding Common Stock of the Corporation. This form indicates that the shares were purchased in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of management, no other person owns beneficially more than 5% of any class of the Corporation's outstanding voting securities.

    The determination of approval of corporate action by the shareholders is based on votes "for" and "against". Abstentions and broker non-votes are not counted as "against" votes but are counted in the determination of a quorum.

                      NOMINEES FOR ELECTION AS MEMBERS OF
                             THE BOARD OF DIRECTORS

    The nominees for directors of the Corporation and Consumers Power Company ("Consumers") will hold office until the next annual meeting or until their successors are elected and qualified. Unless a shareholder withholds authority to vote for the election of directors as provided in the proxy, the returned proxy will be voted for the listed nominees. The Board of Directors has no reason to believe that the persons named will not be available but in the event any nominee is unable to serve, the proxy will be voted for a substitute nominee designated by the Board of Directors. All of the nominees are presently serving as directors. S. Kinnie Smith, Jr., who has retired, and Frank H. Merlotti, who has announced his retirement, are not standing for reelection. The eleven nominees receiving the greatest number of votes will be elected.

                        WILLIAM T. MCCORMICK, JR., 51, has served as Chairman of the Board and Chief
WILLIAM T. McCORMICK    Executive Officer of the Corporation since it was incorporated in February 1987 and
[Photo]                 as Chairman of the Board of Consumers since November 1985. Until January 1992 he was also CEO of Consumers, and until December 1987, he was also President of the
                        Corporation and of Consumers. He is a director of First Chicago NBD Corporation,
                        Rockwell International Corporation, and Schlumberger Ltd. He is also a director of the American Gas Association, the Edison Electric Institute, and the National
                        Petroleum Council. He has been a director of the Corporation since 1987 and of
                        Consumers since 1985.
                        JAMES J. DUDERSTADT, 53, has served since 1988 as the President of the University of
JAMES J. DUDERSTADT     Michigan, Ann Arbor, Michigan. He is a director of the Unisys Corporation and the
[Photo]                 University of Michigan Hospitals. He has been a Director of the Corporation and of
                        Consumers since 1993.
                        KATHLEEN R. FLAHERTY, 44, has served since 1995 as National Marketing Director for
KATHLEEN R. FLAHERTY    British Telecom, a provider of global telecommunications services. Previously, she
  [Photo]               served from 1993 to 1995 as Corporate Senior Vice President of MCI Communications
                        Corporation, and as Senior Vice President, Worldwide Sales and Marketing, of Concert
                        Management Services, Inc., a joint venture with British Telecom. Prior to that, she had served from 1985 to 1993 as Vice President of MCI Communications Corporation.
                        She has been a director of the Corporation and of Consumers since January, 1995.
                        VICTOR J. FRYLING, 48, was elected Chief Operating Officer of the Corporation
VICTOR J. FRYLING       effective January 1996 and has served as President of the Corporation and Vice
[Photo]                 Chairman of Consumers since 1992. Previously, he had been Executive Vice President and Chief Financial Officer of the Corporation and of Consumers from 1988 to 1991.
                        He has been a director of the Corporation and of Consumers since 1990.

                        EARL D. HOLTON, 62, has served since 1980 as President and Chief Operating Officer
EARL D. HOLTON [Photo]  of Meijer, Inc., a Grand Rapids, Michigan based operator of food and general merchandise centers. He is a director of Meijer, Inc. and Old Kent Financial
                        Corporation. He has been a director of the Corporation and of Consumers since 1989.
                        LOIS A. LUND, 68, is Professor, College of Human Ecology, Michigan State University,
LOIS A. LUND [Photo]    East Lansing, Michigan. Previously, she served as Dean, College of Human Ecology,
                        Michigan State University, from 1973 to 1985. She has been a director of the
                        Corporation since 1987 and of Consumers since 1983.
                        MICHAEL G. MORRIS, 49, was elected Executive Vice President of the Corporation
MICHAEL G. MORRIS       effective January 1996 and has served as President and Chief Executive Officer of
[Photo]                 Consumers since 1994. Previously, he had been Chief Operating Officer of Consumers from 1992 to 1993 and Executive Vice President of Consumers from 1988 to 1991. He was elected a director of the Corporation and of Consumers in February, 1996.

                        WILLIAM U. PARFET, 49, has served since November 1995 as Co-Chairman of MPI
WILLIAM U. PARFET       Research, Mattawan, Michigan, a research lab conducting risk assessment toxicology
[Photo]                 studies. Previously, he served from 1993 to January 1996 as President and Chief
                        Executive Officer of Richard-Allan Medical Industries, Richland, Michigan. Prior to
                        that, he served as Vice Chairman from 1992 to 1993; as President from 1991 to 1992;
                        and as Executive Vice President from 1989 to 1990 of The Upjohn Company. He is a director of Pharmacia & Upjohn, Inc., Old Kent Financial Corporation, Stryker
                        Corporation, and Universal Foods Corporation. He has been a director of the
                        Corporation and of Consumers since 1991.
                        PERCY A. PIERRE, 57, has served since 1990 as Professor of Electrical Engineering,
PERCY A. PIERRE [Photo] Michigan State University, East Lansing, Michigan. He also served as Vice President for Research and Graduate Studies at Michigan State University from 1990 to 1995.
                        Previously, he had held the following positions at Prairie View A&M University:
                        Honeywell Professor of Electrical Engineering from 1989 to 1990; President from 1983 to 1989. Dr. Pierre is a former Assistant Secretary of the Army for Research,
                        Development and Acquisition (1977 to 1981). He is a director of Old Kent Financial
                        Corporation. He has been a director of the Corporation and of Consumers since 1990.
                        KENNETH WHIPPLE, 61, has served since 1988 as Executive Vice President of Ford Motor
KENNETH WHIPPLE [Photo] Company, Dearborn, Michigan, a world-wide automotive manufacturer, and President of the Ford Financial Services Group. He previously served as Chairman and Chief
                        Executive Officer of Ford of Europe, Inc. from 1986 to 1988. He has been a director of the Corporation and of Consumers since 1993.
                        JOHN B. YASINSKY, 56, has served as Chairman and Chief Executive Officer since 1995,
JOHN B. YASINSKY [Photo] President and Chief Executive Officer from 1994 to 1995, and President and Chief
                        Operating Officer from 1993 to 1994 of GenCorp, Fairlawn, Ohio, a manufacturer of aerospace, automotive and polymer products. Previously, he served as Group President of Westinghouse Electric Corporation in 1993 and as President of Westinghouse Power
                        Systems from 1990 to 1993. He is a director of GenCorp. He has been a director of the Corporation and of Consumers since 1994.

MANAGEMENT SECURITY OWNERSHIP

    The following chart summarizes the ownership of the Corporation's Common Stock by the directors and executive officers.

                                                                      Shares
                                       Name                     Beneficially Owned*
                     ----------------------------------------   -------------------
                     William T. McCormick, Jr. ..............          155,344
                     James J. Duderstadt.....................            1,568
                     Kathleen R. Flaherty....................            1,716
                     Victor J. Fryling.......................           78,390
                     Earl D. Holton..........................            6,471
                     Lois A. Lund............................            2,424
                     Frank H. Merlotti.......................            4,923
                     Michael G. Morris.......................           56,659
                     William U. Parfet.......................           11,000
                     Percy A. Pierre.........................            3,090
                     S. Kinnie Smith, Jr. (retired 3/1/96)...           65,835
                     Kenneth Whipple.........................            3,000
                     John B. Yasinsky........................            2,559
                     Alan M. Wright..........................           22,473
                     All Directors and Executive Officers....          541,391

    * Shares shown as beneficially owned include the number of shares and share equivalents represented by interests in the Employees' Savings and Incentive Plan, the Deferred Salary Savings Plan, the Performance Incentive Stock Plan, and the Directors' Deferred Compensation Plan as of December 31, 1995. Both CMS Energy Corporation Common Stock and CMS Energy Corporation Class G Common Stock are included in the calculation of Shares Beneficially Owned. The directors each own 10 shares of Preferred Stock of Consumers as qualifying shares. Two executive officers own a total of 2,200 shares of non-voting Preferred Stock of Consumers. No other executive officer owns shares of Consumers Preferred Stock. The directors and executive officers together own less than 1% of the outstanding shares of the Corporation.

DIRECTOR AND OFFICER SECURITIES REPORT

    The Federal Securities Laws require the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC reports of ownership and changes in ownership of any securities or derivative securities of the Corporation. To the Corporation's knowledge during the year ended December 31, 1995 all the Corporation's officers and directors made all required filings except Michael G. Morris, Executive Vice President of the Corporation, who filed late Forms 4 in June 1995 regarding the October 1992 sale of 4,165 shares and the April 1995 sale of 847 shares.

BOARD OF DIRECTORS AND COMMITTEES OF THE CORPORATION AND CONSUMERS

    The Board of Directors of the Corporation met 11 times and Consumers' Board of Directors met 10 times during 1995. All incumbent directors attended more than 75% of the board and assigned committee meetings during 1995.

AUDIT COMMITTEES

    Members: Frank H. Merlotti (Chair), Lois A. Lund, William U. Parfet, Percy
             A. Pierre, and John B. Yasinsky.

    Meetings during 1995: Corporation 3 -- Consumers 3

    These committees meet with representatives of the independent public accountants from time to time during the year and after the completion of the annual audit of the Corporation's and Consumers' financial statements to review and discuss such audit, internal controls and other appropriate matters; review the activities of the Internal Audit Department; review the relationship of the Corporation's and Consumers' independent public accountants with the Corporation and Consumers insofar as they perform nonaudit services; and review and recommend to the Boards of Directors the appointment of independent public accountants.

NOMINATING COMMITTEES

    Members: Percy A. Pierre (Chair), James J. Duderstadt, Frank F. Merlotti,
             Kenneth Whipple, and John B. Yasinsky.

    Meetings during 1995: Corporation 2 -- Consumers 2

    These committees conduct a continuing study of the size, structure, composition and compensation of the boards; seek out possible candidates to fill board positions; aid in attracting qualified candidates to the boards; recommend annually, prior to the solicitation of proxies, a slate of qualified candidates for election to the boards at the annual meeting and, in case of any vacancies on the boards, candidates to fill those vacancies; review periodically and recommend to the Boards of Directors modifications, as appropriate, to the director tenure policy; and determine from time to time criteria for selection and retention of board members. The committees consider shareholders' recommendations of nominees for election to the Boards of Directors. The recommendations must be accompanied by the consent of each of the recommended nominees to act as a director. Shareholders should send their written recommendations of nominees to: Mr. Thomas A. McNish, Corporate Secretary, CMS Energy Corporation, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126.

ORGANIZATION AND COMPENSATION COMMITTEES

    Members: Earl D. Holton (Chair), Frank H. Merlotti, William U. Parfet,
             Kenneth Whipple, and John B. Yasinsky.

    Meetings during 1995: Corporation 5 -- Consumers 5

    These committees review the executive organization of the Corporation and of Consumers from time to time; review from time to time the salaries and other compensation of all the officers of the Corporation and of Consumers; monitor the development of personnel for availability to fill key management positions as vacancies occur; establish goals annually for the Executive Incentive Compensation Plan; review and approve the incentive compensation payment schedule; review and approve grants under the Executive Stock Option and Stock Appreciation Rights Plan; administer the Corporation's Performance Incentive Stock Plan; and report to the Boards of Directors with respect to the committees' recommendations.

ENVIRONMENTAL AND CORPORATE RESPONSIBILITY COMMITTEES

    Members: Lois A. Lund (Chair), James J. Duderstadt, Kathleen R. Flaherty,
             Earl D. Holton, and Percy A. Pierre.

    Meetings during 1995: Corporation 2 -- Consumers 2

    These committees make recommendations to the Boards of Directors regarding significant environmental matters affecting the Corporation's and Consumers' operations; advise the Boards on the adoption and evaluation of policies designed to maintain the Corporation's and Consumers' position of corporate responsibility; review and monitor the Corporation's and Consumers' policies and objectives related to equal employment opportunities; review the Corporation's and Consumers' policies to comply with federal and state laws and regulations affecting personnel matters, such as the Occupational Safety and Health Act, Americans with Disabilities Act and the Age Discrimination in Employment Act; and review the Corporation's and Consumers' policies related to contributions and support of charitable, educational and community organizations.

EXECUTIVE COMMITTEES

    Members: William T. McCormick, Jr. (Chair), Earl D. Holton, Lois A. Lund,
             Frank H. Merlotti, Percy A. Pierre, S. Kinnie Smith, Jr. and Kenneth Whipple.

    Meetings during 1995: Corporation 0 -- Consumers 1

    These committees exercise the power and authority of the Boards of Directors as may be necessary during the intervals between meetings of the Boards of Directors, subject to such limitations as are provided by law or by resolution of the boards.

FINANCE AND PENSION COMMITTEES

    Members: Kenneth Whipple (Chair), Kathleen R. Flaherty, Earl D. Holton, Lois
             A. Lund, and William U. Parfet.

    Meetings during 1995: Corporation 1 -- Consumers 2

    These committees give advice and counsel to the officers of the Corporation and Consumers with respect to the means for providing the funds required to carry out the Corporation's and Consumers' programs; review the financial policies including capitalization objectives, use of short-term financing and issuance of long-term securities; and recommend to the Boards of Directors financial policies for the Corporation and Consumers. In addition, the committee of Consumers reviews the investment policies for all employee benefit funds with respect to assets being managed, including adequacy of funding; reviews quarterly the investment performance of each of the investment managers for all employee benefit funds of Consumers; reports to the Board of Directors on findings regarding selection and retention of managers; and reviews the administration of the employee benefit plans.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Corporation or Consumers received in 1995 an annual retainer fee of $30,000, and $1,000 for attendance at each board meeting and $750 for attendance at each committee meeting. Committee chairs receive $1,000 for attendance at each committee meeting. Retainer and attendance fees are set by the Boards of Directors. In addition, in 1995 such Directors were vested in 200 restricted shares of common stock of the Corporation with a fair market value at the time of vesting of $4,725. 600 shares of restricted stock will vest 33% per year in 1996 through 1998 for those Directors who continue to serve through such years. Directors are reimbursed for expenses incurred in attending board or committee meetings. Directors who are officers of the Corporation or Consumers do not receive retainers or meeting fees for service on the board or as a member of any board committee. Pursuant to the Directors' Deferred Compensation Plan, a director of the Corporation or Consumers who is not an employee may at any time prior to a calendar year in which a retainer and fees are to be earned, or at any time during the year prior to the month in which a retainer and fees are earned may elect to irrevocably defer payment for that year, or a portion thereof, through written notice to the Corporation or Consumers, of all or half of any of the retainer and fees which would otherwise be paid to the director, to a time following the director's retirement from the Board of Directors. Any amount deferred will either (a) accrue interest at either the prime rate or the rate for 10-year Treasury Notes (whichever is greater), (b) be treated as if it were invested as an optional cash payment in the Corporation's Stock Purchase Plan, or (c) be treated as if it were invested in a Standard & Poor's 500 stock index fund. Accrued amounts will be distributed in a lump sum or in five annual installments in cash. Outside directors who retire with five years of service on the board will receive monthly retirement payments equal to the monthly retainer. These payments will continue for a period of time equal to their years of service on the board. All benefits will cease at the death of the retired director. Outside directors are offered optional life insurance coverage, business-related travel accident insurance, and optional health care insurance, and the Corporation and Consumers pay the premiums associated with participation by directors. The value for income tax purposes of the life insurance coverage in 1995 was: Messrs. Duderstadt, $605; Holton, $940; Merlotti, $1,965; Parfet, $491; Pierre, $691; Whipple, $940; Yasinsky, $691; and Ms. Lund, $948. The value for health care coverage in 1995 was $1,843 for Ms. Lund, the only selecting Director.

EXECUTIVE COMPENSATION

    The following charts contain information concerning annual and long-term compensation and awards of stock options and restricted stock under the Corporation's Performance Incentive Stock Plan. The charts include the Chairman of the Board and the next four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation(1)
                                                                   ----------------------------------------
                                                                            Awards                Payouts
                                                 Annual            -------------------------     ----------
                                              Compensation         Restricted     Securities     Long-Term      All Other
                                         ----------------------      Stock        Underlying     Incentive       Compen-
Name and Principal Position     Year      Salary        Bonus      Awards($)       Options       Payouts(2)     sation(3)
- ----------------------------    -----    ---------    ---------    ----------     ----------     ----------     ---------
William T. McCormick, Jr.        1995     $750,000     $560,000                     40,000        $166,765       $22,500
Chairman and CEO,                1994      725,000      470,000                     36,000         104,400        21,750
Corporation and Chairman,        1993      675,000      435,000                     32,000          96,563        20,235
Consumers
Victor J. Fryling(4)             1995      495,000      350,000     $547,500(5)     24,000          82,714        14,850
President and COO,               1994      466,000      312,015                     22,000          51,613        13,980
Corporation and Vice             1993      430,000      306,310                     20,000          45,063        12,932
Chairman, Consumers
S. Kinnie Smith, Jr.(6)          1995      480,000      288,550                     16,000          82,714        14,400
Vice Chairman,                   1994      460,000      277,855                     16,000          51,613        13,800
Corporation and Consumers        1993      435,000      269,560                     16,000          45,063        13,035
Michael G. Morris(7)             1995      451,000      314,780      205,312(8)     20,000          72,220        13,530
Executive Vice President,        1994      423,667      289,935                     18,000          45,022        12,710
Corporation, and                 1993      365,000      208,800                     16,000          38,625        11,154
President and CEO, Consumers
Alan M. Wright                   1995      255,000      170,000                     12,000          45,292         1,912
Senior Vice President            1994      240,000      147,195                     11,000          27,949             0
and CFO, Corporation             1993      215,000      116,880                      9,000          19,312             0
and Consumers

(1) Aggregate restricted stock held as of December 31, 1995 by named officers was: William T. McCormick, Jr., 66,675 shares; Victor J. Fryling, 59,311 shares; S. Kinnie Smith, Jr., 30,311 shares; Michael G. Morris, 47,515 shares; Alan M. Wright, 19,500 shares; with respective values based on market price at December 31, 1995 of $1,991,915; $1,771,916; $905,541;
    $1,419,510; and $582,562. Regular dividends are paid on such restricted stock.

(2) Market value of common stock paid under the Corporation's Performance Incentive Stock Plan for three-year performance periods.

(3) Employer matching contribution to defined contribution plans.

(4) Mr. Fryling was elected Chief Operating Officer of the Corporation effective January 1, 1996.

(5) 20,000 shares were awarded and vest at a rate of 25% per year beginning in 1997.

(6) Mr. Smith retired March 1, 1996.

(7) Mr. Morris was elected Executive Vice President of the Corporation effective January 1, 1996.

(8) 7,500 shares were awarded and vest at a rate of 25% per year beginning in 1997.

EMPLOYMENT ARRANGEMENTS

    Agreements with the executive officers (except S. Kinnie Smith, Jr.) named above and seven other senior executive officers provide for payments of two times annual cash compensation if there is a change of control and adverse change of responsibilities. The Corporation and Consumers also provide long-term disability insurance policies for all executive officers which would provide payments of 60% of compensation in the event of disability.

                             OPTION GRANTS IN 1995

                                      Number of
                                      Securities
                                      Underlying    Percentage of Total     Exercise                     Grant Date
                                       Options      Options Granted to      Price Per     Expiration      Present
               Name                    Granted       Employees in 1995        Share          Date         Value(1)
- ----------------------------------    ---------     -------------------     ---------     ----------     ----------
William T. McCormick, Jr. ........      40,000             14.13             $ 24.75        8/26/05       $168,000
Victor J. Fryling.................      24,000              8.48               24.75        8/26/05        100,800
S. Kinnie Smith, Jr. .............      16,000              5.65               24.75        8/26/05         67,200
Michael G. Morris.................      20,000              7.07               24.75        8/26/05         84,000
Alan M. Wright....................      12,000              4.24               24.75        8/26/05         50,400

(1) The present value is based on the Black-Scholes Model, a mathematical formula used to value options traded on securities exchanges. The model utilizes a number of assumptions and adjustments, including the exercise price, the underlying stock's volatility of 15% using daily prices for a one year period prior to grant date, the dividend rate of $0.96, the term of the option, and the level of interest rates at 6.49%, equivalent to the rate of 10-year Treasury Notes. However, the Model does not take into account a significant feature of options granted to employees under the Corporation's Plan, i.e., the non-transferability of options awarded under the Corporation's Plan.

   AGGREGATED OPTIONS/SARS EXERCISES IN 1995 AND YEAR-END OPTIONS/SARS VALUES

                                                                               Number of              Value of
                                                                               Securities            Unexercised
                                                                               Underlying           In-the-Money
                                      Shares Acquired        Value        Unexercised Options/     Options/SARs At
               Name                     On Exercise         Realized        SARS at Year End       Year End(1)(2)
- ----------------------------------    ----------------     ----------     --------------------     ---------------
William T. McCormick, Jr. ........         61,666          $1,097,346            380,000             $ 3,003,750
Victor J. Fryling.................              0                   0            161,500               1,021,500
S. Kinnie Smith, Jr...............              0                   0            142,000                 826,875
Michael G. Morris.................              0                   0            107,000                 585,750
Alan M. Wright....................              0                   0             42,000                 284,250

(1) All options/SARs listed in this table are exercisable. The named officers have no unexercisable options/SARs.

(2) Based on the December 31, 1995 closing price of the Corporation's Common Stock as shown in the report of the NYSE Composite Transactions ($29.875).

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995

                                                                                Estimated Future Payouts
                                                                              Under Non-Stock Price-Based
                                                                                   Plans (Shares)(1)
                                       Number of       Period Until       ------------------------------------
                Name                    Shares            Payout          Threshold       Target       Maximum
- ------------------------------------   ---------       ------------       ---------       ------       -------
William T. McCormick, Jr............     20,000          2-5 Years          5,000         20,000       30,000
Victor J. Fryling...................     12,000          2-5 Years          3,000         12,000       18,000
S. Kinnie Smith, Jr.................      8,000          2-5 Years          2,000          8,000       12,000
Michael G. Morris...................     10,000          2-5 Years          2,500         10,000       15,000
Alan M. Wright......................      6,000          2-5 Years          1,500          6,000        9,000

(1) Under the Corporation's Performance Incentive Stock Plan, awards of restricted stock for the above officers vest at the rate of 25% per year after two years and are subject to achievement of specified levels of total shareholder return over a three-year period. The target amount will be earned if 100% of the targeted average 15% annual total shareholder return is achieved. The threshold amount will be earned on achievement of 40% of the target, and the maximum award will be earned on achieving 140% of the target.

                               PENSION PLAN TABLE

    The following table shows the aggregate annual pension benefits at Normal Retirement Date presented on a straight life annuity basis under the Corporation's qualified pension plan and non-qualified supplemental executive retirement plan (offset by a portion of Social Security benefits).

                                                        Years of Service
                              --------------------------------------------------------------------
           Compensation          15             20             25             30             35
           ------------       --------       --------       --------       --------       --------
           4$00,000....       $126,000       $168,000       $198,000       $228,000       $258,000
           600,000.....        189,000        252,000        297,000        342,000        387,000
           800,000.....        252,000        336,000        396,000        456,000        516,000
           1,000,000...        315,000        420,000        495,000        570,000        645,000
           1,200,000...        378,000        504,000        594,000        684,000        774,000

    Regular, straight-time salary as shown in the Summary Compensation Table during the 5 years of highest earnings is used in computing benefits under the Pension Plan; in addition, awards under the Executive Incentive Compensation Plan as shown in the Summary Compensation Table during the 5 years of highest earnings are used in computing benefits under the Supplemental Executive Retirement Plan. The estimated years of service for each named executive is:
William T. McCormick, Jr., 20.44 years, Victor J. Fryling, 20.00 years, S. Kinnie Smith, Jr., 18.00 years, Michael G. Morris, 14.86 years, and Alan M. Wright, 9.52 years.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

                            Compensation Philosophy

    The Corporation's executive compensation program is directed by a committee composed entirely of independent outside directors. The Committee is responsible for determining and administering executive compensation policies and plans as well as reviewing and recommending officer appointments to the Board of Directors. The Committee also has the responsibility for approving both annual compensation and awards under the long-term stock ownership programs. Such programs seek to enhance the profitability of the Corporation and, hence, shareholder value by aligning the financial interests of the Corporation's officers with those of its shareholders. In doing so, the Committee relies to a large degree on incentive compensation including stock-related awards to attract and retain outstanding officers.

    Compensation for Mr. McCormick and the other executive officers consists of a base salary, which is intended to be at the competitive median of the amounts paid to senior executives with equivalent positions at other energy companies of comparable size, and substantial annual and long-term incentive compensation closely tied to the Corporation's success in achieving earnings, stock appreciation and other performance goals. The incentive program is also designed to be competitive with plans of other comparable energy companies and variable "at risk" compensation is intended to be above median in years when the corporation meets or exceeds its performance goals.

                              Annual Compensation

    Just prior to the beginning of each fiscal year, the Committee reviews the base salary of Mr. McCormick and the other executive officers and approves an annual salary plan for them based on industry, peer group, and national surveys and judgment as to the past and expected future contributions of each individual. In the case of Mr. McCormick, such judgment also involves the Committee's assessment of his past performance and its expectation as to his future contribution in leading the Corporation.

    The annual incentive compensation (bonus) payment, if any, is based on the Corporation's success in meeting challenging earnings per share goals set by the Committee at the beginning of each year. In addition individual performance goals are established for each executive officer for specific financial, operating and management achievements. Following the end of each year, the results on a corporate and individual basis are reviewed by the Committee to determine the appropriateness of awards. For 1995, because the Corporation exceeded its earnings goal the Committee granted annual incentive bonuses as shown in the Summary Compensation Table in accordance with the Corporation's Executive Incentive Compensation Plan. The Plan has a threshold payout at 80% of the earnings per share goal and a maximum payout at 120% of goal. Mr. McCormick's award was based on a standard award under the Plan of 75% of the median salary for his grade, adjusted to reflect the Committee's judgement as to his leadership performance for the year.

                             Long-term Compensation

    The last element of executive compensation considered by the Committee during each year is long-term incentive awards in the form of stock options and restricted stock awards under the Corporation's Performance Incentive Stock Plan. The Committee believes such awards are desirable in encouraging common stock ownership by executives, thus linking their interests directly to that of other shareholders. Therefore, in 1995, the Committee decided to grant stock options with an exercise price equal to the market price on the date of the grant to the executive officers as shown in the above charts. Options have been granted annually usually in respect of approximately the same number of shares. The Committee believes grants should be made annually on a generally consistent basis. In determining grants, the Committee weighed a number of factors including prior grants and corporate performance. The Committee also awarded performance-based restricted stock which will vest at the rate of 25% per year beginning after two years, rising to 100% after five years. However, the nominal restricted stock award will be paid only if the average annual shareholder return target of 15% is achieved for each three-year performance period. If the average annual shareholder return is less than the target, the award will be smaller, and if the return is more than the target, then the award will be greater.

                           Compensation Deductibility

    The Committee has reviewed the Corporation's Compensation Plans and the applicability of Section 162(m) of the Internal Revenue Code and regulations thereunder dealing with federal income tax deductibility for compensation in excess of $1 million. The Committee believes that awards of stock options and vesting of Restricted Stock under the Corporation's Performance Incentive Stock Plan are not considered compensation under the regulations under Section 162(m), because both have been approved by Shareholders and are based on pre-established performance goals. However, bonus awards under the Executive Incentive Compensation Plan are considered compensation because the Committee believes that it is in the best interests of the Corporation to retain maximum flexibility in rewarding superior performance.

                            Compensation Consultant

    In connection with its ongoing independent review of executive compensation, the Committee has retained Hewitt Associates, a recognized compensation and benefit consultant, to assist the Committee in evaluating the appropriateness and competitiveness of its compensation policies and programs.

    Submitted by the Organization and Compensation Committee: Earl D. Holton (Chair), Frank H. Merlotti, William U. Parfet, Kenneth Whipple, and John B. Yasinsky.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG CMS ENERGY CORPORATION, S&P 500 INDEX & DOW JONES UTILITY INDEX

       MEASUREMENT PERIOD                                              DOW JONES
     (FISCAL YEAR COVERED)           CMS ENERGY     S&P 500 INDEX    UTILITY INDEX
1990                                          100              100              100
1991                                           68              131              115
1992                                           70              140              119
1993                                           98              155              130
1994                                           93              157              110
1995                                          126              215              145

                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN
     AMONG CMS ENERGY CORPORATION, S&P 500 INDEX & DOW JONES UTILITY INDEX

       MEASUREMENT PERIOD                                              DOW JONES
     (FISCAL YEAR COVERED)           CMS ENERGY     S&P 500 INDEX    UTILITY INDEX
1985                                          100              100              100
1986                                          201              119              126
1987                                          174              125              133
1988                                          311              146              153
1989                                          485              192              204
1990                                          363              186              195
1991                                          248              243              224
1992                                          254              261              232
1993                                          357              287              253
1994                                          337              291              214
1995                                          456              401              283

Total return assumes reinvestment of dividends.

Fiscal years ending December 31.

Assumes the value of the investment in the Corporation's common stock and each index was $100 on December 31, 1990 and December 31, 1985 for the ten year chart.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

    Subject to the approval of the shareholders, the Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Corporation for the year 1996. Arthur Andersen LLP also served as the Corporation's auditors for the year 1995. A representative of Arthur Andersen LLP will be present at the annual meeting of shareholders and will have an opportunity to make a statement and respond to appropriate questions.

    Approval of the proposal to ratify the appointment of auditors requires the affirmative vote of holders of a majority of the shares of common stock present at the meeting.

             THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE
                            APPOINTMENT OF AUDITORS

                        1997 PROXY STATEMENT INFORMATION

    A shareholder who intends to submit a proposal for consideration at the 1997 annual meeting pursuant to the applicable rules of the Securities and Exchange Commission must send the proposal to reach the Corporation's Corporate Secretary on or before December 18, 1996. The proposals should be addressed to: Mr. Thomas
A. McNish, Corporate Secretary, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that might be presented to the meeting except matters incident to the conduct of the meeting. However, if any other matters (including matters incident to the conduct of the meeting) do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

    The cost of solicitation of proxies will be borne by the Corporation and Consumers. Proxies may be solicited by officers and other employees of the Corporation and Consumers or their subsidiaries, personally or by telephone, facsimile or mail. The Corporation has arranged for Morrow & Co., of 909 Third Ave., New York, New York 10022-4799, to solicit proxies in such manner, and it is anticipated that the cost of such solicitations will not exceed $25,000, plus incidental expenses. The Corporation may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding the proxy material to the beneficial owners of shares of stock held of record by such brokers, dealers, banks, voting trustees or other record holders.

                               -   -   -   -   -

                 PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE

           NO POSTAGE STAMP NECESSARY IF MAILED IN THE UNITED STATES

- -----------                   COMMON STOCK PROXY
CMS ENERGY           SOLICITED BY THE BOARD OF DIRECTORS
- -----------           FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints W. T. MC CORMICK, JR. and T. A. MC NISH, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the annual meeting of shareholders of CMS Energy Corporation to be held at the Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan on May 24, 1996 and at any adjournment or adjournments thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting; all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified. IF THIS PROXY IS RETURNED SIGNED BUT NOT COMPLETED, IT WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS AND THE RATIFICATION OF APPOINTMENT OF AUDITORS.



                                                      PLEASE VOTE, SIGN AND DATE
                                                      THIS PROXY ON THE REVERSE
                                                      SIDE AND RETURN IT IN THE
                                                      ENCLOSED ENVELOPE.
                                                      Thank you for your prompt
                                                      response.







                       PLEASE VOTE, SIGN AND DATE BELOW

/ / TO VOTE AS RECOMMENDED by the Board of Directors on all items, MARK THIS
    BOX, SIGN, DATE AND RETURN THIS PROXY. (No additional boxes need be marked. If additional boxes are marked, this box will take precedence.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

(1) ELECTION OF   / / FOR all nominees listed below (except as indicated below)
    DIRECTORS     / / WITHHOLD AUTHORITY to vote for all nominees listed below

    William T. McCormick, Jr., James J. Duderstadt, Kathleen R. Flaherty, Victor J. Fryling, Earl D. Holton, Lois A. Lund, Michael G. Morris, William U. Parfet, Percy A. Pierre, Kenneth Whipple and John B. Yasinsky.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- -------------------------------------------------------------------------------

(2) Ratification of appointment of auditors  / / FOR   / / AGAINST  / / ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS       Signed
PROXY IN THE ENCLOSED ENVELOPE.               --------------------------------
No postage is needed if mailed in
the United States.                      Dated                           , 1996
                                             ---------------------------